UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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VARIABLE PORTFOLIO – T. ROWE PRICE LARGE CAP VALUE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

            , 2017

As a shareholder of the Variable Portfolio – T. Rowe Price Large Cap Value Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the hiring of a new subadviser and the renaming of the Fund. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the renaming of the Fund and related changes, including the approval of a new subadviser. At a meeting of the Trust’s Board of Trustees (the “Board”) on September 12-14, 2016, the Board approved, among other things, (i) the termination of the subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and NFJ Investment Group LLC; (ii) a subadvisory agreement between the Investment Manager and T. Rowe Price Associates, Inc. (“T. Rowe Price”); (iii) a change to the Fund’s name from Variable Portfolio - NFJ Dividend Value Fund to Variable Portfolio - T. Rowe Price Large Cap Value Fund; and (iv) modifications to the Fund’s principal investment strategies, 80% policy and principal risks to reflect the investment process to be implemented by T. Rowe Price.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that permits the Investment Manager, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval by the Fund’s shareholders of the subadviser change is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.investor.columbiathreadneedleus.com/forms-literature/mutual-fund-literature/fund-information-statements. The Information Statement will be available on the website until at least             , 2017. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by             , 2018. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800-345-6611.

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The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares of the Fund, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by telephone at 1-800-345-6611. If your shares of the Fund are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by telephone at 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

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VARIABLE PORTFOLIO – T. ROWE PRICE LARGE CAP VALUE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about             , 2017. This Information Statement is being made available to shareholders of Variable Portfolio – T. Rowe Price Large Cap Value Fund (formerly known as Variable Portfolio – NFJ Dividend Value Fund) (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions, such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which the Investment Manager believes is (are) best suited to achieve the Fund’s investment objective and implement the Fund’s investment strategies.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed on June 13-15, 2016 (the “June Meeting”).

Under the Management Agreement, the Investment Manager monitors the performance of the subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays the subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which the subadviser manages all or a portion of a fund’s investment portfolio, as allocated to the subadviser by the Investment Manager, and provide related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with a fund’s and the Investment Manager’s policies.

T. ROWE PRICE ASSOCIATES, INC. AND THE NEW SUBADVISORY AGREEMENT

Prior to November 14, 2016, the Fund had been managed by NFJ Investment Group, LLC. (since April 8, 2010) (the “Former Subadviser”). At a meeting of the Board on September 12-14, 2016 (the “September Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved the recommendations of the Investment Manager to (i) terminate the subadvisory agreement between the Investment Manager and the Former Subadviser; (ii) approve a subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and T. Rowe Price Associates, Inc. (“T. Rowe Price”); (iii) change the name of the Fund from Variable Portfolio - NFJ Dividend Value Fund to Variable Portfolio - T. Rowe Price Large Cap Value Fund; and (iv) modify the Fund’s principal investment strategies, 80% policy and principal risks to reflect the investment process to be implemented by T. Rowe Price. The effective date of the Subadvisory Agreement is November 14, 2016.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to T. Rowe Price

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Variable Portfolio-T. Rowe Price Large Cap Value Fund
Net Assets (millions)	Annual rate at each asset level*
First $500	0.710%
Next $500	0.705%
Next $1.0	0.650%
Next $1.0	0.550%
Next $9.0	0.540%
Over $12.0	0.530%

The table above represents the fee rate paid by the Fund to the Investment Manager, which will not change as a result of the changes discussed above. The Investment Manager, in turn, pays T. Rowe Price a fee out of its own assets, calculated at the following rates:

•	0.50% on the first $50 million reducing to 0.275% on all assets as asset levels increase.

The Investment Manager paid the Former Subadviser a fee out of its own assets under the former subadvisory agreement with the Former Subadviser at the rate of:

•	0.27% on all assets.

Fees paid by the Fund to the Investment Manager for the period from January 1, 2016 to November 14, 2016*	Fees paid by the Investment Manager to the Former Subadviser for the period from January 1, 2016 to November 14, 2016**	Estimated fees that would
have been paid by the
Investment Manager to T.
Rowe Price had the
Subadvisory Agreement
with T. Rowe Price been in
effect for the period from
January 1, 2016 to
November 14, 2016 and
based on the assets in the
Fund during this time
period**	Estimated difference
between the fees paid
to the Former
Subadviser and the
fees that would have
been paid to T. Rowe
Price for the period
from January 1, 2016
to November 14, 2016
and based on the
assets in the Fund
during this time
period**
Variable Portfolio –T. Rowe Price Large Cap Value Fund (fiscal year ended 12/31/15)	$11,336,004	$4,648,289.27	$4,734,368.70	$86,079.43	(increase)

*	The Investment Manager uses these fees to pay the subadviser.
**	The amount is based upon estimated average monthly assets.

INFORMATION ABOUT T. ROWE PRICE

T. Rowe Price is a wholly-owned subsidiary of T. Rowe Price Group, Inc., an independent, publicly traded company with 17% employee ownership. T. Rowe Price was founded on July 1, 1937 by Thomas Rowe Price, Jr. As of September 30, 2016, T. Rowe Price had approximately $812.9 billion in assets under management or supervision. T. Rowe Price’s principal office is located at 100 East Pratt Street, Baltimore, Maryland 21202.

The following table provides information on the principal executive officers and directors of T. Rowe Price:

Name	Title/Responsibilities	Address
Edward Cage Bernard	Director	100 East Pratt Street, Baltimore, Maryland 21202
John Raymond Gilner	Chief Compliance Officer	100 East Pratt Street, Baltimore, Maryland 21202
Brian Charles Rogers	Chief Investment Officer/Director	100 East Pratt Street, Baltimore, Maryland 21202
Kenneth Van Moreland	Chief Financial Officer	100 East Pratt Street, Baltimore, Maryland 21202
David Oestreicher	Chief Legal Officer/Secretary	100 East Pratt Street, Baltimore, Maryland 21202
William Joseph Stromberg	President/Director	100 East Pratt Street, Baltimore, Maryland 21202

Other Funds with Similar Investment Objectives Managed by T. Rowe Price

Fund Name	Assets as of October 31, 2016	Advisory Fee	Sub-advisory Fee
T. Rowe Price Institutional Large Cap Value Fund	$2.94 billion	0.55%

Advanced Series Trust – AST Advanced Strategies Portfolio	$1.34 billion

50bp First 50,000,000

45bp Next 50,000,000

Reset to 40bp @ 100,000,000

Reset to 35bp @ 200,000,000

Reset to 32.5bp @ 500,000,000

30bp Next 500,000,000

Reset to 30bp @ 1,000,000,000

Reset to 27.5bp @ 1,500,000,000

Advanced Series Trust – AST Value Equity Portfolio	$786.8 million	50bp First 50,000,000

45bp Next 50,000,000

Reset to 40bp @
100,000,000

Reset to 35bp @
200,000,000

Reset to 32.5bp @
500,000,000

30bp Next 500,000,000

Reset to 30bp @
1,000,000,000

Reset to 27.5bp @
1,500,000,000

Met Investors Series Trust – T. Rowe Price Large Cap Value Portfolio	$3.16 billion	50bp first 50,000,000

45bp Next 50,000,000

Reset to 40bp @
100,000,000

Reset to 35bp @
200,000,000

Reset to 32.5bp @
500,000,000

30bp Above 500,000,000

Reset to 30bp @
1,000,000,000

Reset to 27.5bp @
1,500,000,000

The Prudential Series Fund – Global Portfolio	$285.7 million	50bp First 50,000,000

45bp Next 50,000,000

Reset to 40bp @
100,000,000

Reset to 35bp @
200,000,000

Reset to 32.5bp @
500,000,000

30bp Next 500,000,000

Reset to 30bp @
1,000,000,000

Reset to 27.5bp @
1,500,000,000

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

At the September Meeting, the Board, including all of the Independent Trustees, unanimously approved the proposal to (i) terminate the subadvisory agreement between the Investment Manager and the Former Subadviser; (ii) approve the proposed Subadvisory Agreement between the Investment Manager and T. Rowe Price for the Fund; (iii) change the name of the Fund from Variable Portfolio - NFJ Dividend Value Fund to Variable Portfolio – T. Rowe Price Large Cap Value Fund; and (iv) modify the Fund’s principal investment strategies, 80% policy and principal risks to reflect the investment process to be implemented by T. Rowe Price.. Independent legal counsel to the Independent Trustees reminded the Board of the legal standards for consideration by directors/trustees of advisory and subadvisory agreements. The Board also recalled its most recent consideration and approval of advisory and subadvisory agreements for annual renewal purposes at the June Meeting and, in that connection, Independent legal counsel’s discussion of the Board’s responsibilities pursuant to Sections 15(c) and 36(b) of the 1940 Act, and the SEC-enumerated factors that should be considered in determining whether to approve a new subadvisory agreement, in this case, T. Rowe Price. The Board held discussions with the Investment Manager and T. Rowe Price and reviewed and considered various written materials and oral presentations in connection with the evaluation of T. Rowe Price’s proposed services, including the reports from the Contracts Committee, with respect to the fees and terms of the proposed Subadvisory Agreement, the Investment Review Committee, with respect to the investment strategy/style, performance and the Compliance Committee, with respect to the code of ethics and compliance program of T. Rowe Price. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement with T. Rowe Price.

Nature, Extent and Quality of Services to be provided by T. Rowe Price

The Board considered its analysis of the reports and presentations received by it, detailing the services proposed to be performed by T. Rowe Price as subadviser for the Fund, as well as its history, reputation, expertise, resources and capabilities, and the qualifications of its personnel.

The Board observed that T. Rowe Price’s compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined to be reasonably designed to prevent violations of the federal securities laws by the Fund. The Board also observed that information had been presented regarding the capabilities and organization of T. Rowe Price and its ability to carry out its responsibilities under the proposed Subadvisory Agreement. The Board noted, in particular, that T. Rowe Price’s investment process was reviewed by the Investment Review Committee. The Board also recalled the information provided by the Investment Manager and the committee reports regarding T. Rowe Price’s personnel, its risk controls, philosophy, and investment process.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreement, including that the relatively broad scope of services required to be performed by T. Rowe Price was generally similar in scope to subadvisory agreements applicable to other subadvised funds.

The Board recalled information about T. Rowe Price’s experience managing registered mutual funds. The Board also considered, in this regard, the proposed termination of the Former Subadviser and the Investment Manager’s explanation that the termination was due to an effort to improve the Fund’s performance.

Investment Performance of T. Rowe Price

The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under investment advisory and subadvisory agreements. The Board considered T. Rowe Price’s investment performance, noting that T. Rowe Price delivered relative strong performance results over 1-, 3- and 5-year periods for its account managed using a strategy substantially similar to that proposed for the Fund.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that T. Rowe Price was in a position to provide a high quality level of service to the Fund.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to T. Rowe Price would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board also reviewed data regarding fees charged by T. Rowe Price to other clients, observing that the proposed subadvisory fees approximate the subadvisory fees charged to other funds subadvised by T. Rowe Price using a similar strategy. The Board also reviewed data regarding other subadvisory fees paid by the Investment Manager, observing that the proposed subadvisory fees charged by T. Rowe Price for the Fund are higher than the fees paid to the Former Subadviser, but are within the range of subadvisory fees paid by Investment Manager to other large-cap subadvisers. The Board also considered the expected modest decrease in total profitability of the Investment Manager and its affiliates in connection with the hiring of T. Rowe Price and concluded that the profitability levels remained within the reasonable ranges of profitability levels reported at the Fund’s June Meeting.

Economies of Scale

The Board also considered economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered that the proposed subadvisory fees are paid by the Investment Manager rather than by the Fund. The Board observed that the Management Agreement would be unaffected by the subadviser change and continues to provide for sharing of economies of scale as management fees decline as assets increase at pre-established breakpoints. The Board further considered that the proposed Subadvisory Agreement with T. Rowe Price provides for lower fees as assets increase at pre-established breakpoints. The Board observed that, with respect to the Former Subadviser, the Investment Manager would be paying out more to T. Rowe Price than it had paid to the Former Subadviser, and considered the possibility that there could be less of an opportunity for economies of scale to be shared with shareholders as a result. The Board concluded that the Fund’s advisory agreement provides adequately for sharing of economies of scale.

Based on all of the foregoing, including all of the information received and presented, the Board, including all of the Independent Trustees, concluded that the proposed subadvisory fees to be paid and the Subadvisory Agreement were fair and reasonable in light of the extent and quality of services proposed to be provided. In reaching this conclusion, no single factor was determinative.

On September 14, 2016, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

As of October 31, 2016, the Investment Manager through its affiliated fund-of-funds, and its affiliates RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) and RiverSource Life Insurance Co of New York (located at 20 Madison Avenue Extension, Albany, NY 12203) owned 100% of the outstanding shares of the Fund.

As of October 31, 2016, no Board members or officers of the Fund owned shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares of the Fund, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by telephone at 1-800-345-6611. If your shares of the Fund are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by telephone at 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

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